                                                                    Exhibit a(2)

                               CITIFUNDS TRUST II

                              FORM OF AMENDMENT TO
                   AMENDED AND RESTATED DECLARATION OF TRUST

         The undersigned, constituting a majority of the Trustees of CitiFunds Trust II (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated April 13, 1984, as amended (the "Declaration"), do hereby amend Section 1.1 of the Declaration by deleting Section 1.1 in its entirety and replacing it with the following:

                  Section 1.1 Name. The name of the trust created hereby is "Smith Barney Trust II."

         IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Trust (which may be on one or more separate counterparts) as of the _____ day of ________, 2001.


--------------------------------             --------------------------------
RILEY C. GILLEY                              DIANA R. HARRINGTON
As Trustee and Not Individually              As Trustee and Not Individually


--------------------------------             --------------------------------
SUSAN B. KERLEY                              C. OSCAR MORONG, JR.
As Trustee and Not Individually              As Trustee and Not Individually


--------------------------------             --------------------------------
E. KIRBY WARREN                              HEATH B. MCLENDON
As Trustee and Not Individually              As Trustee and Not Individually